UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

January 31, 2011

INTEGRATED SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11900	75-2422983
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2009 Chenault Drive, Suite 114 Carrollton, Texas	75006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (972) 444-8280

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

On December 17, 2010, Integrated Security Systems, Inc. (the “Company”) and B&B ARMR Corporation, a Delaware corporation and wholly-owned subsidiary of the Company (“B&B ARMR”),  entered into that certain Asset Purchase Agreement (the “Purchase Agreement”) with B&B Roadway and Security Solutions, LLC, a Delaware limited liability company (“Buyer”), pursuant to which Buyer agreed to purchase from B&B ARMR substantially all of the assets constituting B&B ARMR’s business of providing anti-terrorist barriers, security gates and gate operators for perimeter security applications, along with its investment in the joint venture B&B Roadway, LLC (collectively, the “Assets”).  The Purchase Agreement, the Assets and the terms and conditions of the purchase by Buyer of the Assets are described in more detail in the Form 8-K filed by the Company with the Securities and Exchange Commission on December 20, 2010.

On January 31, 2011, the Company completed the disposition of the Assets to Buyer.  The total purchase price consisted of a cash payment in the amount of $5,550,000, a promissory note of Buyer in the original principal amount of $450,000 and the assumption by Buyer of certain of B&B ARMR’s liabilities.  Of the cash portion of the proceeds, $450,000 was used by the Company to make an equity investment in B&B Roadway Holdings, LLC, a newly-formed Delaware limited liability company and the parent of Buyer.  The attached press release further describes the sale.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Stockholders on January 31, 2011.  The stockholders voted on the following matters:

Proposal 1.  Sale of the Assets Pursuant to the Purchase Agreement.

A majority of the outstanding shares of the Company’s Common Stock and Series D Preferred Stock, voting together as a single class on an as-converted-to-Common Stock basis, voted FOR Proposal 1, authorizing the sale of the Assets to Buyer pursuant to the Purchase Agreement in exchange for the consideration set forth in the Purchase Agreement.

For	425,850,564
Against	0
Abstain	0

Proposal 2.  The Reverse Stock Split of Outstanding Common Stock Pursuant to the Amendment to the Company’s Certificate of Incorporation.

A majority of the outstanding shares of the Company’s Common Stock and Series D Preferred Stock, voting together as a single class on an as-converted-to-Common Stock basis, voted FOR Proposal 2,  authorizing a reverse stock split of the Company’s outstanding Common Stock, at an exchange ratio of 1- for-100 shares (the “Reverse Stock Split”), pursuant to an amendment to the Company’s Certificate of Incorporation, as amended (the “Amendment”).

For	425,850,564
Against	0
Abstain	0

The Company intends to file the Amendment with the Secretary of State of the State of Delaware on January 31, 2011 (the “Effective Date”) to effect the Reverse Stock Split.  As a result, every 100 shares of pre-split Common Stock issued and outstanding immediately prior to the Effective Date will be converted into one post-split share of Common Stock.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit	Description of Exhibit
3.1	Certificate of Amendment of the Certificate of Incorporation of the Company.
10.1	Asset Purchase Agreement, dated December 17, 2010, by and among Integrated Security Systems, Inc., B&B ARMR Corporation and B&B Roadway and Security Solutions, LLC.#
99.1	Press Release of Integrated Security Systems, Inc., dated January 31, 2011.

# Incorporated by reference from Integrated Security Systems, Inc.’s Form 8-K filed on December 20, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2011	INTEGRATED SECURITY SYSTEMS, INC.

	By:	/s/ BROOKS SHERMAN
Brooks Sherman
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
3.1	Certificate of Amendment of the Certificate of Incorporation of the Company.
10.1	Asset Purchase Agreement, dated December 17, 2010, by and among Integrated Security Systems, Inc., B&B ARMR Corporation and B&B Roadway and Security Solutions, LLC.#
99.1	Press Release of Integrated Security Systems, Inc., dated January 31, 2011.

# Incorporated by reference from Integrated Security Systems, Inc.’s Form 8-K filed on December 20, 2010.